Exhibit 99.1

Old National Contacts:
Media: Kathy Schoettlin (812) 465-7269
June 21, 2018	Investors: Lynell Walton (812) 464-1366
Klein Contact:
Mary Lilja (952) 893-7140

Partnership with KleinBank doubles Old National’s

presence in the Twin Cities area

•	Headquartered in Chaska, Minnesota, Klein Financial, Inc. is one of Minnesota’s largest community banks serving the Twin Cities and surrounding markets

•	As of March 31, 2018, KleinBank had $2.0 billion in total assets, $1.1 billion in loans, $1.7 billion in deposits, $184 million in common shareholders’ equity and 18 full-service banking locations

•	Combined with recent Anchor Bank partnership, moves Old National to #5 market share in the Twin Cities

•	Anticipated closing in 4th quarter 2018

Evansville, Ind., and Minneapolis, Minn. (June 21, 2018) – Evansville, Indiana-based Old National Bancorp (“Old National”) (NASDAQ: ONB) and Minnesota-based Klein Financial, Inc. (“Klein”), jointly announced today the execution of a merger agreement under which Old National will acquire Klein through a 100% stock merger.

With $2.0 billion in total assets, $1.1 billion in total loans, $1.7 billion in deposits, and $184 million in common shareholder’s equity as of March 31, 2018, Klein is a bank holding company with KleinBank as its wholly-owned subsidiary. Noted for its strong retail presence, KleinBank operates 18 full-service branches. Founded in 1907 and headquartered in Chaska, Minnesota, it is the largest family-owned community bank serving the Twin Cities and its western communities.

This transaction greatly strengthens and complements Old National’s recent expansion into the demographically attractive and economically vibrant Twin Cities market. On a pro forma basis based on March 31, 2018 balances, Old National will have total deposits in Minnesota of approximately $3.5 billion, which equals the fifth largest market share position in both the Minneapolis metropolitan statistical area (“MSA”) and the state. The Minneapolis MSA will also become Old National’s largest deposit MSA. In addition, Old National will become the fourth largest community bank headquartered within its five-state footprint.

“We are humbled by the confidence of the Klein family in choosing Old National as their partner,” said Old National Chairman and CEO, Bob Jones. “We look forward to continuing the legacy of exceptional client service and strong community engagement that has defined KleinBank for more than 110 years and four generations. The addition of Klein’s powerful retail franchise, as evidenced by their low loan to deposit ratio of 64% and their outstanding business banking and fee-based teams, complement the already-excellent commercial team and strong performance that we have seen to date at our recently completed Anchor Bank partnership. We believe the enhanced scale, product capability, and market coverage that this combination creates positions us exceptionally well in the Twin Cities – a market that remains economically vibrant with unique competitive dynamics that play into the strengths of our business model.”

“We believe that partnering with Old National will provide tremendous benefits to our customers, our communities and our KleinBank team members,” said KleinBank CEO Doug Hile. “We share a special commitment to exceptional service, local responsiveness and community leadership, and we are excited to take this commitment to the next level to the benefit of all.”

Under the terms of the merger agreement, Klein shareholders will receive 7.92 shares of Old National common stock for each share of common stock of Klein they hold. Based on Old National’s closing share price on June 20, 2018, of $19.05, this represents a total transaction value of approximately $433.8 million. The transaction value is likely to change due to fluctuations in the price of Old National common stock and is also subject to adjustment under certain circumstances as provided in the merger agreement. Old National expects the acquisition to be 6.2% accretive to earnings per common share in 2020, including fully realized cost savings, and 3.4% dilutive to tangible book value per share at closing with an earnback period of approximately 3.5 years. The merger agreement has been unanimously approved by the Board of Directors of both Old National and Klein. The transaction remains subject to customary closing conditions, including, but not limited to, regulatory approval and the vote of Klein shareholders. The transaction is anticipated to close in the 4th quarter of 2018.

Old National was advised by Keefe, Bruyette and Woods, Inc., a Stifel Company and the law firm of Krieg DeVault LLP. Klein was advised by Sandler O’Neill + Partners, L.P. and the law firm of Dorsey & Whitney LLP.

CONFERENCE CALL AND WEBCAST

Old National will hold a conference call at 10:00 a.m. Central Time on Thursday, June 21, 2018, to discuss the acquisition of Klein Financial, Inc. The live audio web cast of the call, along with the corresponding presentation slides, will be available on the Company’s Investor Relations web page at oldnational.com and will be archived there for 12 months. A replay of the call will also be available from 7:00 a.m. Central Time on June 22 through July 6. To access the replay, dial 1-855-859-2056, Conference ID Code 5564266.

ABOUT OLD NATIONAL

Old National Bancorp (NASDAQ: ONB), the holding company of Old National Bank, is the largest bank holding company headquartered in Indiana. With $17.5 billion in assets, it ranks among the top 100 banking companies in the U.S. and has been recognized as a World’s Most Ethical Company by the Ethisphere Institute for seven consecutive years. Since its founding in Evansville in 1834, Old National Bank has focused on community banking by building long-term, highly valued partnerships with clients. Today, Old National’s footprint includes Indiana, Kentucky, Michigan, Wisconsin and Minnesota. In addition to providing extensive services in retail and commercial banking, Old National offers comprehensive wealth management, investments and brokerage services. For more information and financial data, please visit Investor Relations at oldnational.com.

ABOUT KLEINBANK

For 111 years, the Klein Family through Klein Financial Inc. and its wholly-owned subsidiary KleinBank, have been committed to growing a strong and stable community bank built on a foundation of financial and personal strength. Today, with 18 branches, more than 400 employees and assets of more than $2.0 billion, those strengths still guide KleinBank in its service to customers, employees and communities. Over the past few years, KleinBank has received recognition as a Star Tribune top workplace, for providing best in class for Business Banking and Mortgage Lending by the readers of Twin Cities Business, and as a recipient of the Better Business Bureau of Minnesota and North Dakota’s Torch Award for Ethics, as well as the Better Business Bureau International’s Torch Award for Ethics.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about the expected timing, completion, financial benefits and other effects of the proposed merger between Old National and Klein. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to: expected cost savings, synergies and other financial benefits from the proposed merger might not be realized within the expected time frames and costs or difficulties relating to integration matters might be greater than expected; the requisite regulatory approvals for the proposed merger might not be obtained; satisfaction of other closing conditions; delay in closing the proposed merger; the reaction to the transaction of the companies’ customers and employees; market, economic, operational, liquidity, credit and interest rate risks associated with Old National’s and Klein’s businesses; competition; government legislation and policies (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its related regulations); ability of Old National and Klein to execute their respective business plans (including integrating the Old National and Klein businesses); changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits; failure or circumvention of our internal controls; failure or disruption of our information systems; significant changes in accounting, tax or regulatory practices or requirements; new legal obligations or liabilities or unfavorable resolutions of litigations; other matters discussed in this press release and other factors identified in Old National’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date of this press release, and neither Old National nor Klein undertakes an obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this press release.

ADDITIONAL INFORMATION ABOUT THE OLD NATIONAL BANCORP/KLEIN FINANCIAL, INC. TRANSACTION

Communications in this press release do not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger, Old National will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of Klein and a Prospectus of Old National, as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about Old National and Klein, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from Old National at www.oldnational.com under the tab “Investor Relations” and then under the heading “Financial Information.”

Old National and Klein and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Klein in connection with the proposed merger. Information about the directors and executive officers of Old National is set forth in the proxy statement for Old National’s 2018 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 5, 2018. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

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